EXHIBIT 10.3
                               ------------

                                                                     5

                             LOAN AGREEMENT

                                BETWEEN

                MISSISSIPPI BUSINESS FINANCE CORPORATION

                                  AND

                     SIMPSON DURA-VENT COMPANY, INC.


                        DATED AS OF MAY 1, 1998

                           TABLE OF CONTENTS

                               ARTICLE I
                              DEFINITIONS

Section 1.1.       Definitions                                       2
Section 1.2.       Accounting Terms                                 14

                               ARTICLE II
                             REPRESENTATIONS

Section 2.1.       Representations of the Issuer                    14
Section 2.2.       Representations of Company                       15
Section 2.3        Benefits Under the Act                           17

                               ARTICLE III
                COMPLETION OF PROJECT; ISSUANCE OF BONDS

Section 3.1.       Completion of Project; Best Efforts              19
Section 3.2.       Issuance of Bonds                                20
Section 3.3.       Loan; Disposition of Bond Proceeds               20
Section 3.4.       Requisition for Project Funds                    20
Section 3.5.       Revisions to Plans and Specifications            20
Section 3.6        Notice of Borrowing and Rate Request             21
Section 3.7.       Certificate of Completion                        21
Section 3.8.       Completion of Project if Bond Proceeds
                    Insufficient; Surplus Proceeds                  21
Section 3.9.       Default by Contractors                           21
Section 3.10.      Investment of Project Fund                       22

                               ARTICLE IV
               SECURITY; LOAN PAYMENTS; OTHER OBLIGATIONS

Section 4.1.       Note/Guaranties                                  22
Section 4.2.       Loan Payments                                    22
Section 4.3.       Obligation to Make Payments Absolute             23

Section 4.4.       Sole Possession of Project by the Company        23
Section 4.5.       Maintenance of Project                           24
Section 4.6.       Taxes and Assessments; Tax Indemnity             24
Section 4.7.       Operation of Project                             24
Section 4.8.       Payment of Expenses                              24
Section 4.9.       Payments Continue Upon Destruction of Project    25
Section 4.10.      Payment of Initial Administrative Fee            25
Section 4.11.      Release and Indemnification of the Issuer        25
Section 4.12.      Insurance                                        26
Section 4.13.      Application of Insurance Proceeds                26
Section 4.14.      Condemnation                                     27

                               ARTICLE V
                           SPECIAL COVENANTS

Section 5.1.       No Warranty as to Suitability of
                    Project by the Issuer                           28
Section 5.2.       Continuation of Existence of Company             28
Section 5.3.       Covenant by the Company to Leave Project
                    Free of Other Liens or Encumbrances             28
Section 5.4.       Agreement to Cooperate                           28
Section 5.5.       Qualification in Mississippi                     29
Section 5.6.       Title Covenants                                  29
Section 5.7.       Maintenance                                      29
Section 5.8.       Environmental Law Compliance                     29
Section 5.9.       Financial Reporting                              29
Section 5.10.      Maintenance of Books and Records; Inspection     30
Section 5.11.      Affirmative Covenants                            30
Section 5.12.      Negative Covenants                               31

                               ARTICLE VI
                ASSIGNMENT, LEASE AND SALE OF PROJECT

Section 6.1.       Disposal of Project and Assets by Company        31

                               ARTICLE VII
                     EVENTS OF DEFAULT AND REMEDIES

Section 7.1.       Default                                          33
Section 7.2.       Remedies Upon Default                            33
Section 7.3.       No Remedy Exclusive                              34
Section 7.4.       Payment of Fees and Expenses                     34
Section 7.5.       Effect of Waiver                                 34

                               ARTICLE VIII
                            PREPAYMENT OF LOAN

Section 8.1.       Obligations to Accelerate Loan Payments          34

                               ARTICLE IX
                              MISCELLANEOUS

Section 9.1.       Notices                                          35
Section 9.2.       Parties Interested                               36
Section 9.3.       Amendment to Agreement                           37
Section 9.4.       Counterparts                                     37
Section 9.5.       Severability of Invalid Provisions               37
Section 9.6.       Governing Law                                    37
Section 9.7.       Tax Exemptions and Credits                       37
Section 9.8.       No Oral Argument                                 38

EXHIBIT A          BUILDING DESCRIPTION
EXHIBIT B          THE PROJECT SITE OWNED BY THE COMPANY
EXHIBIT C          EQUIPMENT
EXHIBIT D          PROMISSORY NOTE

     THIS LOAN AGREEMENT, dated as of May 1, 1998, between Mississippi Business Finance Corporation, a public corporation of the State of Mississippi (the "Issuer") and Simpson Dura-Vent Company, a California corporation (the "Company"),


                             W I T N E S S E T H:

     WHEREAS, the Issuer is authorized by the provisions of Title 57, Chapter 10, Articles 7 and 11, of the Mississippi Code of 1972, as amended and supplemented (the "Act"), to, among other things, provide and finance economic development projects to eligible companies in the State;

     WHEREAS, the Issuer has determined that the Company is an "eligible company" as defined by the Act in need of assistance to permanently finance the Cost (as hereinafter defined) of the Project (as hereinafter defined);

     WHEREAS, the Issuer is authorized pursuant to the Act to issue its revenue bonds and to lend the proceeds thereof to enable eligible companies to borrow to finance the Cost of said projects;

     WHEREAS, the Company has requested the Issuer to issue its revenue bonds and to lend the proceeds from the sale thereof to the Company to finance a portion of the Cost of the Project (as hereinafter defined);

     WHEREAS, the Issuer has, by due corporate action, authorized the issuance, from time to time, of its Mississippi Business Finance Corporation Taxable Industrial Development Revenue Bonds, Series 1998, (Simpson Dura-Vent Company, Inc. Project) (the "Bonds") pursuant to the Act in the aggregate principal amount of $3,000,000 in order to loan the proceeds thereof to the Company (the "Loan") to finance a portion of the Project, pursuant to a contractual arrangement whereby the amount of Loan Payments (as hereinafter defined) to be made to the Issuer by the Company shall be sufficient to pay the principal of, premium, if any, and interest on such Bonds secured by such Loan Payments as and when the same shall become due and payable; and

     WHEREAS, the Bonds are to be issued pursuant to an Indenture (as hereinafter defined) to provide monies for such Loan; and the Company will execute a Note (as hereinafter defined) pursuant to the Indenture to evidence and secure its obligations to repay said Loan.

     NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

     That the parties hereto, intending to be legally bound hereby and in consideration of the mutual covenants hereinafter contained, do hereby agree as follows:

                               ARTICLE I
                              DEFINITIONS

     SECTION 1.1. DEFINITIONS. The terms set forth below shall have the following meanings in this Loan Agreement, unless the context clearly otherwise requires. Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Indenture.

ACT:

     "Act" shall mean Title 57, Chapter 10, Articles 7 and 11, of the Mississippi Code of 1972, as amended and supplemented.

ADMINISTRATION EXPENSES:

     "Administration Expenses" shall mean the reasonable and necessary expenses incurred by the Issuer pursuant to this Agreement or the Indenture, including the Initial Administrative Fee, and the compensation and expenses paid to or incurred by the Trustee or any Paying Agent under the Indenture.

AFFILIATE:

     "Affiliate" shall mean any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company. For purposes of this definition, control of a Person shall mean the power, directly or indirectly:

          (a) to vote more than 50% of the securities having ordinary voting power for the election of directors or other managers of such Person, or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

AGREEMENT:

     "Agreement" shall mean this Loan Agreement as amended or supplemented from time to time in accordance with the terms hereof.

AUTHORIZED COMPANY REPRESENTATIVE:

     "Authorized Company Representative" shall mean any person or persons from time to time designated to act on behalf of the Company by a written certificate, signed on behalf of the Company by its President or one of its Vice Presidents or other duly authorized Person and its Secretary or its Treasurer or other duly authorized Person and furnished to the Issuer and the Trustee, containing the specimen signature of each such person.

BANK:

     "Bank" shall mean Union Bank of California, N.A., a national banking association with offices located in Oakland, California.

BANK ADJUSTED TREASURIES RATE:

     "Bank Adjusted Treasuries Rate" shall mean the per annum rate of interest based on the percentage yield of U.S. Treasury Securities, plus a margin, set by the Bank, in its discretion, related to the general cost of corporate borrowing for a term comparable to the term of Loan plus an amount determined by the Bank, in its good faith judgment, equal to the Bank's costs, including the costs, if any, of reserve requirements and Federal Deposit Insurance Corporation assessments which would be incurred by or imposed upon the Bank if the Loan were made directly from the Bank to the Company.

BANK LOAN AGREEMENT:

     "Bank Loan Agreement" shall mean that Amended and Restated Loan Agreement dated as of June 1, 1998, by and between Simpson and the Bank (which Bank Loan Agreement amends and restates that certain loan agreement dated January 14, 1997 between Simpson and the Bank) as the same may be amended, modified, replaced or superceded from time to time hereafter.

BASE INTEREST RATE

     "Base Interest Rate" shall mean a rate of interest based on either the Bank Adjusted Treasuries Rate or the LIBOR Rate.

BASE RATE MATURITY DATE:

     "Base Rate Maturity Date" shall mean the last day of the Interest Period with respect to principal outstanding under a Base Interest Rate Loan. (Undefined)

BANK REFERENCE RATE:

     "Bank Reference Rate" shall mean the rate of interest announced by the Bank from time to time at its corporate headquarters as its Reference Rate. The effective date of any change in the Bank's Reference Rate shall be the date of the public announcement of such change. The Reference Rate is an index rate determined by the Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by the Bank at any given time.

BOND COUNSEL:

     "Bond Counsel" shall mean Holcomb Dunbar, P.A., Jackson, Mississippi, or an attorney-at-law or a firm of attorneys, designated by the Issuer, of nationally recognized standing in matters pertaining to bonds issued by states and their political subdivisions, duly admitted to the practice of law before the highest court of any state of the United States of America.

BOND COUNSEL'S OPINION:

     "Bond Counsel's Opinion" shall mean an opinion signed by Bond Counsel and satisfactory to the Issuer, the Trustee, and the Purchaser.

BOND FUND:

     "Bond Fund" shall mean the fund established pursuant to Section 6.1 of the Indenture.

BOND PURCHASE AGREEMENT:

     "Bond Purchase Agreement" shall mean the Bond Purchase Contract dated as of May 1, 1998, among the Issuer, the Company and the Purchaser.

BONDHOLDER:

     "Bondholder" or "holder of the Bonds" or "holder" shall mean the Registered Owner(s) of any fully registered Bond.

BOND REGISTER AND BOND REGISTRAR:

     "Bond Register" and "Bond Registrar" shall have the respective meanings specified in Section 2.9 of the Indenture.

BONDS:

     "Bonds" or "Bond" shall mean the Issuer's $3,000,000 aggregate principal amount of Taxable Industrial Development Revenue Bonds, Series 1998, (Simpson Dura-Vent Company, Inc. Project), dated as of May 1, 1998, issued under the Indenture and any Bonds thereafter authenticated and delivered in lieu of or in substitution for such bonds, pursuant to the provisions of the Indenture.

BUILDINGS:

     "Building" or "Buildings" shall mean the construction of the building located on the Project Site, as described in Exhibit A to this Agreement, and all additions, modifications and improvements thereto, as they may at any time exist.

BUSINESS DAY:

     "Business Day" shall mean a day which is not a Saturday or Sunday on which Bank is open for business in the State of California, and, with respect to the rate of interest based on the LIBOR Rate, on which dealings in U.S. dollar deposits outside of the United States may be carried on by Bank.

COMPANY:

     "Company" shall mean Simpson Dura-Vent Company, Inc., a California corporation, or any person or entity which is the surviving, resulting or transferee person in any merger, consolidation or transfer of assets permitted under Section 5.2 of this Agreement and shall also mean, unless the context otherwise requires, and any assignee of this Agreement as permitted by Section 6.1 of this Agreement.

COMPLETION DATE:

     "Completion Date" shall mean, with respect to the Bonds, the date of completion of the Project, the date of completion of a Project, as that date shall be certified pursuant to Section 5.3 of the Indenture.

COST:

     "Cost" or "Cost of the Project" shall mean and be deemed to include to the extent permitted by the Act, incurred after October 15, 1997 (a) obligations incurred for labor, Equipment and other expenses paid to contractors, builders and materialmen in connection with the construction, installation and equipping of the Project and improvements thereto including, but not limited to, improvements to the Project Site; (b) the cost of contract or performance bonds or of other bonds and of insurance of all kinds that may be required or necessary prior to or during the course of construction of the Project; (c) all costs of architectural and engineering services, including the expenses of the Issuer and the Company for test borings, surveys, test and pilot operations, estimates, plans and specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or consequent upon the proper completion of the Project; (d) compensation and expenses of the Issuer and the Trustee, legal, accounting, financial and printing expenses, fees and all other expenses incurred in connection with the issuance of the Bonds, which are not otherwise provided for under the terms of this Agreement; (e) all other costs which the Issuer or the Company shall be required to pay under the terms of any contract or contracts for the acquisition (by purchase, lease or otherwise), construction, installation and equipping of the Project; (f) any sums required to reimburse the Issuer or the Company for advances made by either of them for any of the above items, or for any other costs incurred and for work done by any of them, which are properly chargeable to the Project; (g) Administration Expenses; and (h) any other expenses or fees of the Issuer or the Trustee, which in the opinion of the Issuer or the Trustee, are related to the Project or the Bonds, including but not limited to, commitment and legal fees and the costs, fees and expenses in connection with the initial issuance and sale of the Bonds.

DEBT SERVICE:

     "Debt Service" shall mean interest expenses plus prior period current portion of long term debt, including subordinated debt payments.

EQUIPMENT:

     "Equipment" shall mean those items of machinery, equipment, fixtures and other tangible personal property, which have been or are to be acquired and installed in the Buildings or elsewhere at or on the Project Site with the proceeds of the Bonds, if any, and which are generally described in Exhibit C to this Agreement as the same may be changed from time to time and any item of machinery, equipment, fixtures and other tangible personal property which may be acquired and installed in the Buildings or elsewhere at or on the Project Site in substitution thereof or in addition thereto pursuant to the provisions of this Agreement, and any renewals and replacements of any of the foregoing. At such time as the Project is completed, a complete detailed list of Equipment and other items of personalty acquired with the proceeds of the Bonds can be found in the records of the Project Fund maintained by the Trustee.

EVENT(S) OF DEFAULT:

     "Event(s) of Default" shall mean any Event(s) of Default specified in
Section 7.1 of this Agreement.

GOVERNMENTAL AUTHORITY:

     "Governmental Authority" means any federal, state, local, foreign or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

GUARANTORS:

     "Guarantors" shall mean Simpson and Simpson Strong Tie Company, Inc., a California corporation.

GUARANTY:

     "Guaranty" shall mean either of the continuing guaranties from the Guarantors to the Bank under which the Guarantors guaranteed the obligations of the Company under this Loan Agreement. Guaranties shall mean both such guaranties.

HAZARDOUS MATERIALS:

     "Hazardous Materials" shall mean all materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

INDENTURE:

     "Indenture" shall mean the Indenture dated as of May 1, 1998, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time.

INITIAL ADMINISTRATIVE FEE:

     "Initial Administrative Fee" shall mean the initial fee of the Issuer with respect to the Bonds in the amount of $10,000 which fee is required to be paid by the Company to the Issuer pursuant to this Loan Agreement.

INTEREST PERIOD:

     Interest Period shall mean (i) with respect to funds bearing interest at a rate based on the Bank Adjusted Treasuries Rate, any period of not less than 30 nor more than 270 days, or (ii) with respect to funds bearing interest at a rate based on the LIBOR Rate, any calendar period of one, three, six, nine or twelve months. In determining an Interest Period, a month means a period that starts on one Business Day in a month and ends on and includes the day preceding the numerically corresponding day in the next month. For any month in which there is no such numerically corresponding day, then as to that month, such day shall be deemed to be the last calendar day of such month. Any Interest Period which would otherwise end on a non-Business Day shall end on the next succeeding Business Day unless that is the first day of a month, in which event such Interest Period shall end on the next preceding Business Day.

INVESTMENT SECURITIES:

     "Investment Securities" shall mean, only to the extent permitted by State law, any of the following unless the Company has determined that the same are not at the time legal investments of the Company's monies:

     (a) savings accounts and certificates of deposit issued by a commercial bank or savings and loan association incorporated under the laws of the United States of America or any state thereof or the District of Columbia having a capital stock and surplus of more than $50,000,000, including the Trustee, or which are fully collateralized by investments of the type described in (b) below or are rated either A-1 or A-2 by Standard & Poor's Corporation or P-1 or P-2 by Moody's Investors Service, Inc.;

     (b) bonds, notes and other evidences of indebtedness of the United States of America or the State and any other security unconditionally guaranteed as to the payment of principal and interest by the United States of America or any agency thereof;

     (c) repurchase agreements involving the purchase and resale of investments described in (b) above; provided, that (i) the purchase price of any such agreement shall at no time exceed the fair market value of the investments underlying the same, (ii) each such agreement shall provide for the payment of cash or deposit of additional investments at least monthly so that the sum of the fair market value of investments and the amount of cash underlying the same shall remain at least equal to the purchase price thereof, (iii) the Trustee shall take physical possession of such investments or the Trustee shall be named as the record owner of such investments in the records of a Federal Reserve Bank, in each case no later than the time the purchase price therefor is paid by the Trustee,
(iv) the other party to such repurchase agreement shall be a commercial bank or savings and loan association incorporated under the laws of the United States or any state thereof or the District of Columbia or a securities firm registered under the Securities Exchange Act of 1934, in either case having combined capital and surplus of at least $50,000,000 including the Trustee, and (v) the repurchase obligations are at the demand of the Trustee or have a maturity of less than one year;

     (d) any money market fund rated "AAA" by Moody's Investors Service, Inc. comprised of the investments of the type described in paragraph (b);

     (e) any other investment or investment agreement as the Registered Owner(s) of not less than fifty-one percent (51%) in the aggregate principal amount of the Bonds then Outstanding may approve.

ISSUER:

     "Issuer" shall mean the Mississippi Business Finance Corporation, constituting a public body corporate and a political subdivision of the State,its successors and assigns, and any public corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party.

LIBOR RATE:

     "LIBOR Rate" shall mean a per annum rate of interest (rounded upward, if necessary, to the nearest 1/100 of 1%) at which dollar deposits, in immediately available funds and in lawful money of the United States would be offered to Bank, outside of the United States, for a term coinciding with the Interest Period selected by the Company and for an amount equal to the amount of principal covered by the Company's interest rate selection, plus Bank's costs, including the cost, if any, of reserve requirements.

LIEN:

     Lien shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance securing indebtedness (other than liens for taxes not delinquent) (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance securing indebtedness (other than liens for taxes not delinquent) of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

LOAN:

     "Loan" means the loan made by the Issuer to the Company from the proceeds of the issuance of the Bonds.

LOAN AGREEMENT:

     "Loan Agreement" shall mean this Loan Agreement as amended or supplemented from time to time in accordance with the terms hereof.

LOAN DOCUMENTS:

     "Loan Documents" shall mean the Loan Agreement, the Indenture, the Bond Purchase Agreement, the Note, the Bond, the Assignment of the Loan Agreement, the Guaranties and the Assignment of the Note, and any and all promissory notes executed by the Company in favor of the Issuer and all other security agreements, documents, instruments, guarantees, certificates and agreements executed and/or delivered by the Company, or the Guarantor in connection with this Loan Agreement.

LOAN PAYMENTS:

     "Loan Payments" shall mean the payments required to be made by the Company pursuant to Section 4.2 hereof.

MBFC:

     "MBFC" shall mean Mississippi Business Finance Corporation.

NOTE:

     "Note" shall mean the promissory note of the Company issued by the Company to the Issuer in accordance with Section 4.1 hereof, the form of which is attached hereto as Exhibit D.

OUTSTANDING:

     "Outstanding," when used with reference to Bonds, shall mean, at any date as of which the amount of outstanding Bonds is to be determined, the aggregate of all Bonds authorized, issued, authenticated and delivered under the Indenture except:

     (a) Bonds cancelled or surrendered to the Trustee for cancellation pursuant to Section 2.12 of the Indenture prior to such date;

     (b) Bonds in lieu of or in substitution for which other Bonds shall have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee and the Company is presented that any such Bond is held by a bona fide holder in due course.

     In determining whether holders of a requisite aggregate principal amount of Bonds outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Bonds which are owned by the Company or the Issuer shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that for the purpose of determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded.

PERMITTED ENCUMBRANCES:

     "Permitted Encumbrances" shall mean and include:

     (a) any lien or charge incident to construction or maintenance other than those then payable and filed of record unless such are being contested as permitted by Section 4.6 of this Agreement;

     (b)  the lien of taxes and assessments which are not delinquent;

     (c) the lien of taxes and assessments which are delinquent but the validity of which is being contested as permitted by Section 4.6 of this Agreement;

     (d) any liens created under this Agreement, the Indenture, the Note and the Security Agreement;

     (e) easements, exceptions or reservations for the purpose of pipelines, telephone lines, telegraph lines, power lines and substations, roads, streets, alleys, highways, railroad purposes, drainage and sewerage purposes, dikes, canals, laterals, ditches, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which, in the reasonable opinion of the Issuer and the Purchaser do not in the aggregate materially impair the value or the use of such property for the purposes for which it is or may reasonably be expected to be held;

     (f) rights reserved to or vested in any municipality or governmental or other public authority to control or regulate or use in any manner any portion of the Project which in the aggregate do not materially impair the use of the Project for the purposes for which, in the reasonable opinion of the Company, the Issuer and the Purchaser, it is or may reasonably be expected to be held;

     (g) any obligations or duties affecting any portion of the Project Site to any municipality or governmental or other public authority with respect to any right, power, franchise, grant, license or permit;

     (h) present or future valid zoning laws and ordinances, provided the same do not, in the opinion of the Company, the Issuer and the Purchaser, prohibit the carrying on of the business of the Company at the Project Site;

     (i) the rights of the Issuer and the Trustee under this Agreement, the Indenture and the Note;

     (j) any lien on the Project or any part thereof created or that may be created pursuant to this Agreement from the Company to the Issuer, as assigned to the Trustee pursuant to the Indenture including the Security Agreement;

     (k)  such other encumbrances as the Purchaser may approve; and

     (l) any lien or encumbrance permitted under the Bank Loan Agreement or by the Bank in writing.

PERSON OR PERSON:

     "Person" or "person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

PLANS AND SPECIFICATIONS:

     "Plans and Specifications" shall, to the extent applicable, mean the plans and specifications prepared for the Project, certified by an Authorized Company Representative, as the same may be implemented, detailed and revised from time to time.

PROJECT:

     "Project" shall mean an expansion to the building on the Project Site and acquisition and installation of the Equipment financed with the proceeds of the Loan, and as the same may become more detailed from time to time, including any repair, replacement or modification thereof and substitutions therefor and additions thereto and excluding deletions therefrom, including personal property installed in accordance with
Section 4.5 of the Agreement, to be used for the purpose of facilitating the relocation and expansion of an existing manufacturing facility for the manufacturing processing, assembling and distribution of building material products and other permissible products under the Act.

PROJECT FUND:

     "Project Fund" shall mean the fund created under Section 5.1 of the Indenture.

PROJECT SITE:

     "Project Site" shall mean the real property described in Exhibit B attached hereto on which the Buildings and the Equipment acquired and installed with the proceeds of the Bonds are or will be situated, which property is owned by the Company.

PURCHASER:

     "Purchaser" shall mean the Bank.

REDEMPTION PRICE:

     "Redemption Price" shall mean the principal of and interest on the Bonds to be redeemed at par, without premium, and all other amounts due and owing in respect to the Bonds.

REGISTERED OWNER(S):

     "Registered Owner(s)" shall mean the Person or Persons in whose name or names the particular registered Bond or Bonds shall be registered on the Bond Register.

REVENUES:

     "Revenues" shall mean all payments, receipts and revenues payable by the Company to the Issuer under this Loan Agreement (except payment of Administration Expenses and indemnification payments pursuant to Sections
4.2 and 4.11, respectively, of this Loan Agreement) and any other payments, receipts and revenues derived by the Issuer from the Company under this Loan Agreement.

SIMPSON:

     "Simpson" shall mean Simpson Manufacturing Co., Inc., a California corporation.

STATE:

     "State" shall mean the State of Mississippi.

TRUSTEE:

     "Trustee" shall have the meaning set forth in the Indenture.

     SECTION 1.2. ACCOUNTING TERMS. All accounting terms not specifically defined or otherwise specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles, as in effect from time to time, consistently applied, except that for purposes of calculating any ratios hereunder, consolidated items shall include those of each Affiliate whether or not such Affiliate would otherwise be consolidated under such accounting principles.


                               ARTICLE II
                             REPRESENTATIONS

     SECTION 2.1. REPRESENTATIONS OF THE ISSUER. The Issuer makes the following representations as the basis for the undertakings on the part of the Company herein contained:

     (a) The Issuer is a public corporation of the State and is authorized pursuant to the provisions of the Act to enter into the transactions contemplated by this Agreement.

     (b) The Issuer has full power and authority to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder.

     (c) The Issuer is not in default under any provisions of the laws of the State material to the performance of its obligations under this Agreement.

     (d) The Issuer has been duly authorized to execute and deliver this Agreement and by proper corporate action has duly authorized the execution and delivery hereof and as to the Issuer, this Agreement is valid and legally binding and enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited (1) by bankruptcy, reorganization, or similar laws limiting the enforceability of creditors' rights generally or (2) by the availability of any discretionary equitable remedies.

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     (e)  The Loan for the Cost of the Project by the Company, as provided by this Agreement, will further the purposes of the Act, to wit: to induce the location or expansion of manufacturing facilities within the State in order to advance the public purposes of relieving unemployment.

     SECTION 2.2. REPRESENTATIONS OF COMPANY. The Company makes the following representations as the basis for the issuance by the Issuer of the Bonds and the undertakings on the part of the Issuer herein contained:

     (a) The Company is a corporation duly incorporated under the laws of the State of California is in good standing and is duly qualified to transact business in the State, has power to enter into the Loan Documents, and by proper corporate action has duly authorized the execution and delivery of the Loan Documents, and as to the Company, the Loan Documents are valid and legally binding and enforceable in accordance with their respective terms, except to the extent the enforceability thereof may be limited (i) by bankruptcy, reorganization, or similar laws limiting the enforceability of creditors' rights generally or (ii) by the availability of any discretionary equitable remedies.

     (b) The Company is not in violation of any provision of its certificate of incorporation, its bylaws or any laws in any manner material to its ability to perform its obligations under the Loan Documents, has power to enter into the Loan Documents and has duly authorized the execution and delivery of the Loan Documents by proper corporate action.

     (c) The Project consists of (1) the acquisition of certain real property and the construction of a Building as more particularly described in Exhibit A to this Agreement and in the Plans and Specifications, and
(2) the acquisition and installation of Equipment as more particularly described in Exhibit C to this Agreement.

     (d) The estimated Cost of the Project exceeds the principal amount of the Loan.

     (e) The Company is engaged in the building products industry and other permissible products under the Act.

     (f) That as a result of the construction of the Project, the Company will provide gainful employment opportunities to the residents of the State. The Company has been advised by the Issuer that it is an eligible company as defined in the Act.

     (g) Neither the execution and delivery of the Loan Documents, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of the Loan Documents, conflicts with or results in a breach of the terms, conditions or provisions of any corporate restriction or any agreement or instrument to which the Company is now a party or by which it, or any of its property, is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any impermissible Lien, charge or encumbrance whatsoever upon any of the property or assets of the Company under the terms of any instrument or agreement.

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     (h)  Each of the Guarantors is duly organized and existing under the laws of the jurisdiction of its incorporation, has full and adequate corporate power to carry on its business as now conducted and is duly licensed or qualified to do business in all jurisdictions where failure to be so licensed or qualified would have a material adverse effect on the Guarantors' business or financial condition.

     (i) Neither the Company nor either of the Guarantors is a party to any agreement, note, indenture or other instrument binding upon it which contains a provision prohibiting the creation of a Lien upon any of its property or assets, other than this Agreement, the Bank Loan Agreement, the loan agreement currently in effect between Simpson and Wells Fargo Bank, N.A., and the other Loan Documents.

     (j) The Company and each of its Affiliates has filed or caused to be filed all tax returns that to its knowledge are required to be filed (except for returns not yet due), and has paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees, and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved).

     (k) Neither the business nor the properties of the Company or either Guarantor are presently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or other casualty (whether nor not covered by insurance) materially and adversely affecting such business or properties or the operation of the Company or either Guarantor.

     (l) All information furnished by the Company to the Issuer and the Purchaser for the purpose of approving the Project and the financing of the Loan through the issuance and sale of the Bonds including, but not limited to, its application for the Loan is true, accurate and complete in all material respects as of the date hereof and thereof.

     (m) The Loan is not being made to finance any existing debt except for the repayment of existing debt which qualifies as a Cost of the Project, or any costs, expenses or other obligations incurred by the Company or any other Person on behalf of the Company prior to October 15, 1997.

     (n) There are no suits or proceedings pending or to the knowledge of the Company threatened against or affecting the Company, which, if adversely determined, would have a material adverse effect on the financial condition or business or operations of the Company, and there are no proceedings by or before any governmental commission, board, bureau or other administrative agency pending or to the knowledge of the Company threatened against or affecting the Company which, if adversely determined, would have a material adverse effect on the financial condition or business or operations of the Company.

     (o) The Company and each Affiliate is in substantial compliance in all material respects with all applicable provisions of ERISA.

     (p) The Company acknowledges the terms and provisions of the Indenture and will comply with such terms of the Indenture to the extent that such terms and provisions are applicable to the Company.

     (q) No material advance change has occurred in the financial condition, operation, business or prospects of the Company and its Affiliates since March 31, 1998.

     SECTION 2.3. BENEFITS UNDER THE ACT. (a) The parties hereto acknowledge that the Company has been induced to proceed with the acquisition and construction of the Project in part by the benefits conferred by the Act. The Issuer hereby agrees that the Company shall be permitted to take advantage of all of the benefits provided by the Act to the fullest extent therein set forth subject to the rules and regulations of the Issuer. The Issuer agrees that it will not take any action to limit, curtail or otherwise make unavailable to the Company any of the benefits available under the Act.

     (b) With respect to benefits conferred by the Act referenced in (a) above, the following shall apply:

          (1) the maximum benefits accruing in any calendar year with respect to the income tax credit (other than any credits which may be carried forward to future years pursuant to the Act) shall not exceed the payments of the principal of, premium, if any and interest payments on the Building Bonds during such year and the fees and expenses of the Trustee and any other fees and expenses referenced herein.

          (2) any benefit claimed or received by the Company for any Cost shall not be used as a deduction under the laws of the State of Mississippi in order to determine the taxable income of the Company.

          (3) the Company shall request the Trustee to provide the Issuer, not later than ninety (90) days after the end of each calendar year, with a certificate setting forth the amount of all payments made to the Trustee with respect to the Bonds whether for principal, premium, interest or the fees and expenses of the Trustee.

          (4) the benefits accruing to the Company under this Section 2.3 shall cease in the event:

               (A) a default should occur under this Agreement or the Indenture; or

               (B) the Company should fail to operate the Project for a period of nine (9) consecutive months following the initial start up of the Project except for force majeure, strikes, lockouts, damage, destruction, act of God or in general, reasons beyond the Company's reasonable control excepting, however, general economic conditions.

          (5) the Company agrees to comply with the terms and provisions of the Act in all respects with respect to the benefits available under the Act.

          (6) the benefits or credits available under the Act shall cease to accrue on the date the principal and interest on the Bonds are paid in full whether at maturity or by way of redemption.

          (7) the benefits accruing to the Company under this Section 2.3 shall be limited to the annual debt service payments on the Bonds for qualified Cost of the Project and shall be reduced by the amount of surplus funds remaining after completion which shall be used to redeem Bonds as provided for in Section 3.7 of this Agreement.

          (8) the tax credits allowed as a benefit under the Act shall be further limited so that the credits allowed in any year shall not exceed eighty percent (80%) of the amount of taxes due to the State prior to the application of the credits (as directed in Section 27-7-22.3 of the Mississippi Code of 1972, as amended). To the extent that the payments of the principal of, premium, if any, and interest payments on the Bonds during any year and the fees and expenses of the Trustee and any other fees and expenses referenced herein exceed the amount of the tax credit authorized by Section 27-7-22.3, in any taxable year, such excess payment may be recouped from excess credits in succeeding years not to exceed three (3) years following the date upon which the credit was earned.

          (9) the Company will report to the Mississippi Employment Security Commission ("MESC") its employees as required by law, and shall annually report to MBFC the average number of employees reported for each year to the MESC. This shall be done for each year after the year in which the Project was induced for financing by the MBFC for so long as the Bonds are outstanding.

     With respect to the benefits that may accrue to the Company under this Section 2.3, the Company acknowledges and agrees that the Issuer makes no representation, warranty or covenant regarding the enforceability of the Company's rights to receive the benefits, the extent that such benefits may be received nor the term under which the Company may be entitled to receive the benefits.


                               ARTICLE III
                 COMPLETION OF PROJECT; ISSUANCE OF BONDS

     SECTION 3.1. COMPLETION OF PROJECT; BEST EFFORTS. The Company will acquire, construct, install and equip the Project or cause the Project to be acquired, constructed, installed and equipped in accordance with the Plans and Specifications and as herein provided, will use its best efforts to cause the acquisition, construction, installation and equipping thereof to be completed with all reasonable dispatch, but if for any reason such acquisition, construction, installation and equipping shall not be completed there shall be no resulting diminution in or postponement of the payments required in Section 4.2 hereof to be paid by the Company under this Agreement and the Note.

     Anything in this Agreement notwithstanding, the Issuer shall not be obligated to complete the acquisition, construction, installation and equipping of the Project upon acceleration of the payment of the unpaid portion of the payments due pursuant to this Agreement and the Note, and the making of all payments in the amount required by and in accordance with the terms of this Agreement and the Note.

     In order to effectuate the purposes of this Agreement, the Company will make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all contracts, orders, receipts, writings and instructions, in the name of the Company or otherwise, with or to other persons, firms or corporations, and in general do or cause to be done all such other things as may be requisite or proper for the construction, installation and equipping of the Project and fulfillment of the obligations of the Company under this Agreement.

     The Company will maintain such records in connection with the cost of the construction, installation and equipping of the Project as to permit ready identification thereof which records the Issuer, the Purchaser and the Trustee shall have the right to inspect upon reasonable notice during regular business hours.

     The Company hereby grants to the Issuer, the Trustee and the Purchaser the right, privilege and authority to take all actions and to do all other things necessary to effectuate the purposes of this Agreement.

     SECTION 3.2. ISSUANCE OF BONDS. The Issuer, concurrent with or as soon as practical after the execution of this Agreement, will use its best efforts to sell, issue and deliver the Bonds to the Purchaser thereof and deposit the proceeds thereof, from time to time, with the Trustee in accordance with Sections 5.1 and 6.1 of the Indenture.

     SECTION 3.3. LOAN; DISPOSITION OF BOND PROCEEDS. The Issuer, as issuer of the Bonds, hereby lends from the proceeds of the issuance and sale of the Bonds, in the principal amount of $3,000,000 to the Company, which is equal to the original face amount of the Bonds, paid by the purchaser thereof, for the purposes and in accordance with the terms and conditions set forth in the Indenture.

     SECTION 3.4. REQUISITION FOR PROJECT FUNDS. The Issuer has, in the Indenture, authorized and directed the Trustee to make payments from the Project Fund to pay the Cost of the Project, upon receipt by the Trustee, with a copy to the Purchaser, of (a) original executed requisitions (upon which both the Issuer and the Trustee may rely conclusively and shall be protected in relying) signed by an Authorized Company Representative, and approved by the Purchaser stating with respect to each payment to be made:
(1) the requisition number, (2) the name and address of the Person to whom payment is due or, in the event such payment is to reimburse the Issuer or the Company, the name and address of the Person to whom payment previously has been made (or, in the case of payments to the Bond Fund, instructions to make such payments to the Bond Fund), (3) the amount to be paid, (4) that there has been no "Event of Default" under Section 7.1 of this Agreement by the Company under this Agreement, and (5) that each obligation, item of cost or expense mentioned therein has been properly incurred, is a proper charge against the Project Fund and has not been the basis of any previous withdrawal; and (b) copies of all invoices or statements from a contractor, vendor or other payee supporting each requisition for payment from the Project Fund and clearly identifying the property or service comprising the Cost of the Project to be paid or reimbursed which shall be maintained by the Trustee.

     If any contract provides for retention by the Company of a portion of the contract price, there shall be paid from the Project Fund only the net amount remaining after deduction of such portion, until such retainage becomes due in accordance with the terms of the contract.

     SECTION 3.5. PLANS AND SPECIFICATIONS; REVISIONS. Upon request, the Company shall deposit a completed set of Plans and Specifications with the Purchaser as soon as such Plans and Specifications are available. The Company may revise the Plans and Specifications at any time and from time to time prior to the Completion Date.

     SECTION 3.6. RATE REQUESTS. The Loan shall be funded and remain outstanding pursuant to Section 2.2 of the Indenture. The Bonds shall bear interest at either of the rates defined as Interest Rate A, Interest Rate B or Interest Rate C, as defined in the Indenture.

     SECTION 3.7. CERTIFICATE OF COMPLETION. When the Project is completed and ready to be placed in service, the Trustee and the Issuer shall receive a certificate of an Authorized Company Representative stating, as applicable, that (a) the construction of the Building has been completed substantially in accordance with the Plans and Specifications;
(b) the acquisition of the Equipment has been completed substantially in accordance with the list of Equipment attached hereto as Exhibit C; (c) the Project complies with all zoning, planning, building and all regulations of any other governmental entities having jurisdiction over the Project; and (d) payment, or provision therefor of the Cost of the Building and the Equipment has been made except for any cost of the Building and the Equipment not then due and payable or the liability for payment of which is being contested or disputed by the Company. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date thereof or which may subsequently come into being. The Issuer and the Company agree to cooperate in causing such certificates to be furnished to the Trustee and the Issuer.

     SECTION 3.8. COMPLETION OF PROJECT IF BOND PROCEEDS INSUFFICIENT; SURPLUS PROCEEDS. If the moneys in the Project Fund available for payment of the Cost of the Project are not sufficient to pay the Cost of the Project in full, the Company will complete or cause to be completed the Project and pay or cause to be paid all of that portion of the Cost of the Project in excess of the moneys available therefor in the Project Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund will be sufficient to pay the Cost of the Project. If the Company shall pay any portion of the Cost of the Project pursuant to the provisions of this Section 3.7, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or the holders of any of the Bonds, nor shall it be entitled to any diminution in or postponement of the Loan Payments required in Section 4.2 hereof to be paid by the Company.

     If, upon the Completion Date, there shall be any surplus funds remaining in the Project Fund not reserved to pay for the Cost of the Project, such funds shall, (a) be deposited in the Bond Fund and used, at the earliest date permissible under the terms of the Indenture without the payment of a call premium or penalty, to pay principal on such Bonds through redemption or retirement; and (b) be invested as provided for in the Indenture until such time as such surplus funds are expended as provided for in this Section 3.7.

     SECTION 3.9. DEFAULT BY CONTRACTOR. In the event of default of any supplier, contractor or subcontractor under any contract made by it in connection with the Project or in the event of a breach of warranty with respect to any materials, workmanship or performance guaranty, the Company may proceed, either separately or in conjunction with others, to pursue such remedies against the supplier, contractor or subcontractor so in default and against each surety for the performance of such contract as it may deem advisable. The Company will advise the Issuer, the Purchaser and the Trustee of the steps it intends to take in connection with any such default. If the Company shall so notify the Issuer and the Trustee, the Company may, in its own name or in the name of the Issuer, prosecute any action or proceeding or take any other action involving any such supplier, contractor, subcontractor or surety which the Company deems reasonably necessary, and in such event the Issuer will cooperate fully with the Company. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing prior to the Completion Date shall be paid into the Project Fund or, if recovered after the Completion Date and full disposition of the Project Fund, shall be deposited in the Bond Fund, or in such other manner as the Issuer shall reasonably determine to be consistent with the Loan Agreement.

     SECTION 3.10. INVESTMENT OF PROJECT FUND. Any moneys held as a part of the Project Fund or any other fund created pursuant to the Indenture shall, at the facsimile request of an Authorized Company Representative, confirmed in writing within two (2) Business Days, be invested or reinvested by the Trustee as provided in Article VII of the Indenture.


                               ARTICLE IV
               SECURITY; LOAN PAYMENTS; OTHER OBLIGATIONS

     SECTION 4.1. NOTE/GUARANTIES. Concurrently with the sale and delivery by the Issuer of the Bonds, in order to secure the obligation of the Company hereunder, (i) the Company will execute and deliver the Note substantially in the form attached hereto as Exhibit D which shall be dated the same date as the date of delivery of the Bonds and (ii) the Guarantors will execute and deliver the Guaranties.

     SECTION 4.2. LOAN PAYMENTS. As and for security for repayment of the Loan made to Company by the Issuer pursuant to Section 3.3 hereof, the Company agrees to the assignment of the Loan Documents to the Trustee for the account of the Issuer and Purchaser. The Company agrees to pay or cause to be paid to the Trustee a sum equal to the aggregate principal amount of the Bonds issued under the Indenture, premium, if any, and interest on the unpaid balance thereof at the rates payable by the Trustee on such Bonds, in the amounts and on the Payment Dates as follows:

     (a) for deposit in the Bond Fund, on the Business Day prior to each Interest Payment Date, the amount which equals the interest to be paid on the Bonds on such Interest Payment Date (computed in accordance with Section 2.2 of the Indenture); provided, however, such deposits of interest shall not be required to be made into the Bond Fund to the extent that money on deposit therein is available for such purpose; and

     (b) for deposit in the Bond Fund, on the Business Day prior to each Principal Payment Date on which principal of the Bonds is due, the amount which equals the sum of (1) the principal of the Bonds which will be due and payable on such Principal Payment Date, and (2) the amount of the Redemption Price due and payable on such Principal Payment Date, if any, provided, however, that such deposits of principal shall not be required to be made into the Bond Fund to the extent that money on deposit therein is available for such purpose; provided, however, that if the Bonds shall theretofore have been deemed to have been paid pursuant to the Indenture from amounts paid by the Company, but solely to the extent of amounts paid by the Company, no further payments need be made under subsections (a) and
(b) of this Section provided however that:

       (c) notwithstanding the foregoing, during only such periods when all Outstanding Bonds are registered in the name of the Bank, payments by the Company under this Section 4.2 shall be made directly to the Bank in accordance with Section 6.3 of the Indenture.

     In the event the Company shall fail to make or cause to be made any of the payments required in this Section 4.2, the payment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company will pay the same with interest thereon until paid at the rate or rates per annum borne by the Bonds.

     The Company further agrees to pay, when due, to the party to whom such payment is due, the Administration Expenses, all sums constituting a Cost of the Project and all other amounts due in respect of the Bonds and required under the terms and provisions of this Agreement as same shall have become due and payable.

       In addition, in the event the Company is obligated to make payments which are accelerated hereunder upon the occurrence of certain events, all as described in Article VII hereof, such payments to be made in an amount sufficient (a) to redeem at the earliest date permitted under the Indenture the Bonds to be redeemed at the Redemption Price, (b) to pay any interest which will become due on such Bonds to such redemption date and
(c) to pay all Administration Expenses accrued and to accrue.

     SECTION 4.3. OBLIGATION TO MAKE PAYMENTS ABSOLUTE. It is understood and agreed that all payments by the Company under this Agreement and the Note shall be absolute and unconditional and shall not be subject to any defense (other than payment) or any right of set-off, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer or the Trustee.

     So long as any Bonds are Outstanding, the Company will pay directly to the Issuer or the Trustee when due, as the case may be, the amount of Administration Expenses payable to them respectively not theretofore provided for which have then accrued and become payable (except as otherwise provided herein); provided, however, that before any such payment is due and payable, the Issuer or the Trustee, as the case may be, shall give notice to the Company, at least fifteen (15) days prior to such Payment Date, of the amount and nature of such Administration Expenses.

       SECTION 4.4 SOLE POSSESSION OF PROJECT BY THE COMPANY. The Company is entitled to sole and exclusive possession of the Project subject to the provisions of this Agreement.

     SECTION 4.5 MAINTENANCE OF PROJECT. The Company will use its best efforts to maintain, preserve and keep the Project or cause the Project to be maintained, preserved and kept, with the appurtenances and every part and parcel thereof, in good repair, working order and condition and will from time to time make or cause to be made all necessary and proper repairs, replacements and renewals.

       Subject to Section 6.1 of this Agreement, the Company shall have the privilege, provided the value of the Project is not materially diminished, of remodeling the Project or making substitutions, modifications and improvements to the Project from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, the cost of which remodeling, substitutions, modifications and improvements shall be paid by the Company, and the same shall be included under the terms of this Agreement as part of the Project.

       SECTION 4.6. TAXES AND ASSESSMENTS; TAX INDEMNITY. The Company shall:

       (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency;

       (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon by the Company, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto; and

       (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a Lien upon any of its properties; provided, however, that the Company in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses
(b) and (c) so long as appropriate reserves are maintained with respect thereto. If any tax is or may be imposed by any governmental entity in respect of sales of the Company's inventory or the payment of compensation to the Company's employees, or as a result of any other transaction of the Company, which tax the Issuer is or may be required to withhold or pay, the Company agrees to indemnify and hold harmless the Issuer in connection with such taxes (including penalties and interest), and the Company shall immediately reimburse the Issuer for any such amounts paid by the Issuer.

       SECTION 4.7. OPERATION OF PROJECT. The Company agrees that so long as any of the Bonds are Outstanding it will maintain the Project as an eligible company in accordance with the Act, unless the Project is sold pursuant to Section 6.1 hereof.

       SECTION 4.8. PAYMENT OF EXPENSES. The Company will pay, or cause to be paid, in addition to the payments provided for in Sections 4.2 and 4.3 hereof, all of the expenses of operation of the Project, including, without limitation, the cost of all necessary and proper repairs, replacements and renewals made pursuant to Section 4.5 hereof and any and all taxes and assessments payable pursuant to Section 4.6 hereof.

     SECTION 4.9. PAYMENTS CONTINUE UPON DESTRUCTION OF PROJECT. It is understood and agreed that the payments under Section 4.2 hereof and on the Note and other charges payable hereunder shall continue to be payable at the time and in the amounts herein specified, whether or not the Project, or any portion thereof, shall have been condemned or taken by eminent domain or destroyed, wholly or partially, by fire or other casualty, and that there shall be no abatement or diminution of any such payments and other charges by reason thereof.

       SECTION 4.10. PAYMENT OF INITIAL ADMINISTRATIVE FEE. Concurrently with the sale and delivery by the Issuer of the Bonds, the Company shall pay to the Issuer an Initial Administrative Fee in the amount of $10,000.

     SECTION 4.11. RELEASE AND INDEMNIFICATION OF THE ISSUER. The Company hereby releases the Issuer from, and agrees that the Issuer and its respective officers, directors, members, employees, attorneys, and agents shall not be liable for, and agrees to defend, indemnify and hold the Issuer and its respective officers, directors, members, employees, attorneys, and agents harmless against:

       (a) any liability, cost or expense in the administration of this Agreement or the Indenture and the obligations imposed on the Issuer thereby and hereby;

     (b) any or all liability or loss, cost or expense, including reasonable attorneys' fees, resulting from or arising out of any loss or damage to property or any injury to or death of any person occurring on or about the Project Site or resulting from any defect in the fixtures, machinery, equipment or other property located on the Project Site or arising out of, pertaining to, or having any connection with the Project or the financing thereof (whether or not arising out of acts, omissions or negligence of the Company);

     (c) any or all liability or loss, cost or expense, including attorneys' fees, arising out of or in connection with, or pertaining to the issuance, sale or delivery of the Bonds, including, but not limited to, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934 or any applicable state securities laws;

     (d) any and all claims, damages, judgments, penalties, costs, and expenses (including attorneys' fees and court costs now or hereafter arising from the aforesaid enforcement of this paragraph) arising directly or indirectly from (i) the activities of the Company and its predecessors in interest, (ii) third parties with whom it has a contractual relationship, or (iii) the violation of any environmental protection, health, or safety law, whether any such claims are asserted by any Governmental Authority or any other Person which indemnity shall survive the termination of this Agreement.

     The indemnity specified in this Section 4.11 shall not be effective to relieve the Issuer or its respective officers, directors, members, employees, attorneys and agents from damages that result from negligence or intentional misconduct on the part of the Issuer. This indemnification covenant shall survive the termination of this Agreement with respect to liability arising out of any event or act occurring prior to such termination.

     The provisions of this Section 4.11 shall also apply in favor of the Trustee, except to the extent that any liability, loss, cost or expense on the part of the Trustee results from the Trustee's own willful misconduct or gross negligence.

     SECTION 4.12. INSURANCE. The Company shall maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar business operating n the same vicinity, specifically to include fire and extended coverage insurance covering all assets located at the Project Site, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to the Issuer and with respect to insurance on the collateral referred to in any of the Loan Documents, to contain a mortgage clause naming the Purchaser and the Trustee as a loss payee or an additional insured (as applicable) as its interest may appear and providing for at least thirty (30) days prior notice to the Issuer of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to the Purchaser and the Trustee prior to funding under the Loan and thirty (30) days prior to each policy renewal. Risk of loss or damage is the Company's to the extent of any deficiency in any effective insurance coverage.

     SECTION 4.13.  APPLICATION OF INSURANCE PROCEEDS.

     (a) Immediately after the occurrence of any damage or loss to the Project in excess of $1,000,000 the Company shall notify the Issuer, the Purchaser and the Trustee as to the nature and extent of such damage or loss. If the Company shall determine that rebuilding, repairing or restoring the Project is practicable and desirable, the Company shall obtain written consent from the Purchaser and upon receiving such approval the Company shall forthwith proceed with such rebuilding, repairing or restoring the Project to its former condition and shall notify the Issuer, the Purchaser and the Trustee upon the completion thereof. If the Company determines to rebuild, repair or restore the Project, all net proceeds of such insurance, if any, shall be delivered to the Trustee and all such funds held by the Trustee for the rebuilding, repairing or restoring of the Project shall be disbursed by the Trustee in accordance with the procedures established for making payments from the Project Fund in
Section 5.2 of the Indenture. In the event the Company elects to rebuild, repair or restore the Project, and the net proceeds of insurance, if any, will be insufficient to pay in full the costs of rebuilding, repairing or restoring the Project under this Section, the Company will nonetheless perform such rebuilding, repairing or restoration. Prior to the commencement thereof, the Company shall, upon written request of the Purchaser, pay the deficiency to the Trustee for disbursement. The Company shall not, by reason of the payment of any such deficiency, be entitled to any reimbursement from the Trustee and the Purchaser or the Issuer or any abatement or diminution of payments under this Agreement or the Note. In the event the Company elects to rebuild, repair or restore the Project, any insurance proceeds received in respect of such damage or loss not expended in rebuilding, repairing or restoring the Project shall be paid to the Company.

     (b) If the Company chooses not to rebuild, repair or restore the Project, the Company shall pay or cause to be paid to the Trustee, acting for and on behalf of the Issuer, the net proceeds of such insurance, if any, to be applied to the prepayment of the Loan as provided for in
Article VIII hereof.

     (c) Any provisions of this Agreement to the contrary notwithstanding, the Company shall be entitled to receive, keep and retain that portion of insurance proceeds received for damages to its own property other than the Project. The Issuer and the Purchaser shall cooperate fully with the Company in the handling and the conduct of any prospective or pending insurance claims with respect to the Project or any portion thereof.
     SECTION 4.14.  CONDEMNATION.

     (a) In the event that title to or the temporary use of the Project, or any portion thereof, shall be taken in condemnation or by the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under Governmental Authority in excess of $1,000,000, the Company shall notify the Issuer, the Purchaser and the Trustee as to the nature and extent of such condemnation or eminent domain proceedings. If the Company deems it practicable and desirable to replace or restore that portion of the Project taken in or affected by condemnation or by the exercise of the power of eminent domain, the Company shall obtain written consent from the Purchaser and upon receiving such approval the Company shall forthwith proceed with such replacement or restoration of the Project to a useful condition and shall notify the Issuer, the Purchaser and the Trustee upon the completion thereof, and such replaced or restored property shall become part of the Project subject to the security interests granted herein. If the Company determines to proceed with such replacement or restoration, all net proceeds of such award or awards shall be delivered to the Trustee and all such funds held by the Trustee for replacement or restoration of the Project shall be disbursed by the Trustee in accordance with the procedures established for making payments from the Project Fund in
Section 5.2 of the Indenture. In the event the Company elects to restore or replace the Project, and the net proceeds of such condemnation award or awards will be insufficient to pay in full the costs of restoration or replacement of the portion of the Project taken in or affected by condemnation or the power of eminent domain, the Company will nonetheless perform such restoration or replacement. Prior to the commencement thereof, the Company shall pay the deficiency to the Trustee for disbursement. The Company shall not, by reason of the payment of any such deficiency, be entitled to any reimbursement from the Trustee, the Purchaser or the Issuer or any abatement or diminution of payments under this Agreement or the Note. In the event the Company elects to restore or replace the Project, any proceeds received from any award or awards in respect of the Project or any portion thereof made in such condemnation or eminent domain proceedings, after payment of all expenses incurred in the collection thereof and not otherwise used by the Company for the replacement or restoration by the Company of the portion of the Project taken in or affected by condemnation or by the exercise of the power of eminent domain, shall be paid to the Company.

     (b) In the event the Company chooses not to replace or restore the Project, the Company shall pay or cause to be paid to the Issuer the net proceeds of the condemnation award or awards to be applied to the prepayment of the Loan as provided for in Article VIII hereof.

     (c) Any provisions of this Agreement to the contrary notwithstanding, the Company shall be entitled to receive, keep and retain that portion of the proceeds of any condemnation award made for damages to or taking of its own property other than the Project. The Issuer shall cooperate fully with the Company in the handling and the conduct of any prospective or pending condemnation proceedings with respect to the Project or any portion thereof.

                               ARTICLE V
                           SPECIAL COVENANTS

     SECTION 5.1. NO WARRANTY AS TO SUITABILITY OF PROJECT BY THE ISSUER. The Issuer makes no warranty, either express or implied, as to the actual or designed capacity of the Project, as to the suitability of the Project for the purposes specified in this Agreement, as to the condition of the Project, or that the Project will be suitable for the Company's purposes or needs.

     SECTION 5.2. CONTINUATION OF EXISTENCE OF COMPANY. The Company covenants that it will maintain its existence in its present form, will obtain, maintain and keep in full force and effect all governmental approvals, consents, permits and licenses as may be necessary for continued use of the Project, will not dissolve or otherwise dispose of all or substantially all its assets and will not consolidate with or merge into another Person or permit one or more other Persons (other than a subsidiary) to consolidate with or merge into it without first obtaining the prior written consent of the Purchaser and the Issuer. If written approval of the Purchaser and the Issuer is obtained, upon any consolidation or merger, or any conveyance or transfer of the assets of the Company substantially as an entirety in accordance with this Section 5.2, the successor Company formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor Company had been named as the Company herein.

     In the event of any such conveyance or transfer, the Company as the predecessor person may be dissolved, wound up and liquidated (if applicable) at any time thereafter.

     If a consolidation, merger or sale or other transfer is made as permitted by this Section 5.2, the provisions of this Section 5.2 shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section 5.2 and Section 6.1 hereof.

     SECTION 5.3. COVENANT BY THE COMPANY TO LEAVE ASSETS, INCLUDING THE PROJECT, FREE OF OTHER LIENS OR ENCUMBRANCES. The Company covenants that it shall not create or suffer to be created any Lien on its assets, including, without limitation, the Project or any part thereof, except Permitted Encumbrances.

     SECTION 5.4. AGREEMENT TO COOPERATE. In the event it may be necessary for the proper performance of this Agreement, or for the exercise of any rights hereunder, on the part of the Issuer or the Company that any application or applications for any permit or license or authorization to do or to perform certain things be made to any governmental or other agency by the Company or the Issuer, or both, the Company and the Issuer each agree to execute and prosecute upon the request of the other such application or applications.

     SECTION 5.5. QUALIFICATION IN MISSISSIPPI. Subject to Section 5.2 hereof, the Company warrants that it is and throughout the term of this Agreement will continue to be duly qualified to do business in the State.

     SECTION 5.6. TITLE COVENANTS. The Company covenants that the Project and, to the extent applicable, each component thereof, including the Project Site and the Equipment, is free from all Liens except for Permitted Encumbrances and that the Company has and will maintain throughout the term of this Agreement a valid fee simple interest in the Project Site described in Exhibit B attached hereto.

     SECTION 5.7. MAINTENANCE. The Company will, if necessary in its opinion, maintain all of its tangible property used in connection with its business in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

     SECTION 5.8. ENVIRONMENTAL LAW COMPLIANCE. The conduct of the Company's and each of the Guarantors' business operations do not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials and the Company will not use or permit any other party to use any Hazardous Materials at any of the Company's places of business or at any other property owned by the Company except such materials as are incidental to the Company's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. On or after (i) an event requiring the Company to notify the Issuer under Section 5.12(e) hereof, (ii) Issuer obtains a Lien on additional assets of the Company, or (iii) a default under any of the Loan Documents, the Company agrees to permit the Issuer, its agents, contractors and employees to enter and inspect any of the Company's places of business or any other property of the Company at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that the Company is complying with this covenant and the Company shall reimburse the Issuer on demand for the costs of any such environmental investigation and audit. The Company shall provide the Issuer, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Company's business operations within five (5) days of the request therefore.

     SECTION 5.9.  FINANCIAL REPORTING.   The Company shall submit, and
shall cause the Guarantors to submit, financial information to the Purchaser as required by Section 5(d) of the Bond Purchase Agreement.

     SECTION 5.10. MAINTENANCE OF BOOKS AND RECORDS; INSPECTION. The Company shall maintain its books, accounts and records in accordance with generally accepted accounting principles and permit the Issuer, the Purchaser or the Trustee, their officers and employees and any professionals designated by the Issuer, the Purchaser or the Trustee in writing, at any time during regular business hours, to visit and inspect any of its properties (including but not limited to the collateral security described in the Loan Documents), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer, director, or shareholder of the Company. Unless written notice of another location is given to the Issuer, the Purchaser or the Trustee, the Company's books and records will be located at Company's chief executive office set forth above.

     SECTION 5.11. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of the Company under the Loan Documents, the Company agrees to comply with the following covenants, unless the Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

     (a) Within sixty (60) days after the close of each fiscal quarter, a financial statement, to include a balance sheet, income statement, statement of cash flow and consolidating schedules for the Company;

     (b) Within one hundred twenty (120) days after the close of each fiscal year, a consolidated financial statement of the Company prepared by the Company;

     (c) Give notice to the Bank and the Trustee of occurrence of any Event of Default or of any event, condition, or occurrence which, with the giving of notice or the message of time or both, would constitute an Event of Default;

     (d) Give prompt written notice to Bank of all events of default under any of the terms or provisions of this Agreement or of any other agreement, contract, document or instrument entered, or to be entered into with Bank; and of any litigation which, if decided adversely to the Company or the Guarantors, would have a material adverse effect on the Company's or the Guarantors' financial condition; and of any other matter which has resulted in, or is likely to result in, a material adverse change in its financial condition or operations;

     (e) The Company shall pay promptly to Bank upon demand, reasonable attorney's fees (including but not limited to the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff) and all costs and other expenses paid or incurred by Bank in collecting, modifying or compromising this Loan Agreement or in enforcing or exercising its rights or remedies created by, connected with or provided for in this Loan Agreement or any of the Loan Documents, whether or not an arbitration, judicial action or other proceedings is commenced. If such proceeding is commenced, only the prevailing party shall be entitled to attorneys' fees and court costs;

     (f) The Company shall promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Loan Agreement as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concerning its affairs as Bank may reasonably request from time to time; and

     (g) The Company shall pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this Loan Agreement and the Loan Documents, and all amendments and modifications thereof, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff.

     SECTION 5.12. NEGATIVE COVENANTS. Until full payment and performance of all obligations of the Company under the Loan Documents, the Company will not, without the prior written consent of the Bank (and without limiting any requirement of any other Loan Documents):

     (a) create, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, or lien on any of its assets, other than Permitted Encumbrances.

     (b) create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Company to Bank; (b) trade debt incurred by Company in the normal course of its business; or (c) the existing liabilities of Company disclosed to Bank on its financial statement referenced in Section 5.1 hereof.

     (c) liquidate, dissolve, or enter into any consolidation, merger, partnership or other combination, nor convey, nor sell, nor lease all or the greater part of its assets or business; nor permit the dissolution, merger, consolidation or sale of all or any greater part of the assets of any of the Company's Affiliates or subsidiaries;

     (d) become a guarantor or surety, pledge its credits or properties in any manner to secure the indebtedness of another excess of $3,000,000 in the aggregate; and

     (e) transfer the proceeds of any loan or advance hereunder, or any other asset of Company to any Affiliate or the Guarantors, unless such transfer is evidenced by a valid and enforceable instrument or statement or account.

                                  ARTICLE VI
                    ASSIGNMENT, LEASE AND SALE OF PROJECT

     SECTION 6.1.  DISPOSAL OF PROJECT AND ASSETS BY COMPANY.

     (a) The Company will not sell, lease or otherwise dispose of or encumber its interest in the Project, except for Permitted Encumbrances or transactions permitted pursuant to Section 5.2 hereof and this Section 6.1, without the prior written consent of the Issuer and the Purchaser, and with notice to the Trustee. Upon prior written consent of the Issuer and the Purchaser, this Agreement may be assigned in whole or in part, and the interest of the Company in the Project may be sold or leased as a whole or in part by the Company, provided, however, that any such assignee, vendee or lessee shall, in writing, specifically assume the obligations and affirm in its own capacity the representations, warranties and covenants made by the Company in this Agreement, subject, however, to the following conditions:

          (1) No sale, assignment or leasing of the Project (other than pursuant to Section 5.2 hereof), shall relieve the Company from liability for any of its obligations hereunder, and in the event of any such sale, assignment or leasing the Company shall continue to remain primarily liable for the payments specified in Section 4.2 and Section 4.3 hereof and for performance and observance of the other agreements on its part herein provided, unless otherwise approved by the Issuer and the Purchaser, in writing, in which case such vendee, assignee or lessee shall assume the obligations of the Company hereunder and shall become liable for the payments specified in Section 4.2 and Section 4.3 hereof and for performance and observance of the other agreements of the Company herein provided as to which the Company shall no longer be liable and the Issuer, the Purchaser and the Trustee shall execute such release.

          (2) The Company shall, no later than ten (10) days prior to the effective date thereof, furnish or cause to be furnished to the Issuer, the Purchaser and the Trustee a copy of each such proposed sale agreement, assignment and lease, as the case may be.

          (3) The Company shall, ten (10) days after the delivery thereof, furnish or cause to be furnished to the Issuer, the Purchaser and the Trustee, a true and complete copy of each such sale agreement, assignment and lease, as the case may be, and before the execution thereof furnish the form thereof to the Issuer.

          (4) There shall be delivered to the Issuer, the Purchaser and the Trustee a Bond Counsel's Opinion, addressed to the Issuer and the Trustee, to the effect that such sale, assignment or leasing is not prohibited by the Act.

     (b) Notwithstanding any of the foregoing, except in the ordinary course of business the Company may with the prior written consent of the Purchaser (with notice to the Trustee and the Issuer) from time to time sell or permit the sale of or lease or otherwise dispose of a portion of the Equipment or its other assets without complying with the conditions of
Section 6.1(a) hereof if the aggregate fair market value of the Equipment or other assets so sold, leased or otherwise disposed of does not exceed $100,000 and if the Company shall certify, in writing, to the Issuer, the Trustee and the Purchaser that such Equipment or other assets are no longer needed or are no longer useful in its operation of the Project and the proceeds thereof shall be applied to the replacement of or substitution of Equipment or other assets of equal value or utility for the Equipment or other assets so sold or disposed of, and such Equipment or other assets purchased in replacement or substitution shall become part of the Project, or the proceeds shall be paid to the Trustee for deposit in the Bond Fund.

                               ARTICLE VII
                     EVENTS OF DEFAULT AND REMEDIES

     SECTION 7.1. DEFAULT. Any of the following events shall constitute a "default" or "event of default" under this Loan Agreement:

     (a) the failure to pay any obligation, liability or indebtedness of the Company or either of the Guarantors (i) to the Purchaser, or (ii) to the Issuer or the Trustee under any of the Loan Documents, as and when due (whether upon demand, at maturity or by acceleration) and such failure is not cured within ten (10) days thereof;

     (b) the failure to pay or perform any other obligation, liability or indebtedness of the Company to the Purchaser under the Loan Documents or Simpson under the Bank Loan Agreement, and such failure to pay a monetary obligation is not cured within ten (10) days thereof, or the failure to perform any other obligation is not cured within thirty (30) days following written notice to the Company by the Purchaser;

     (c) any default under any Loan Documents by the Company or the Bank Loan Agreement by Simpson, subject to any cure period applicable thereto;

     (d) the filing or commencement of a proceeding against the Company for dissolution or liquidation, or the Company's voluntary or involuntary termination or dissolution;

     (e) insolvency of, business failure of, the appointment of a custodian, trustee, liquidator or receiver of or for any of the property of, or an assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency, debtor's relief law or for any adjustment of indebtedness, composition or extension by or against the Company or either of the Guarantors;

     (f) an Event of Default shall have occurred and be continuing under either of the Guaranties or the Bank Loan Agreement;

     (g) the Company shall fail to maintain a net profit from operations, as determined in accordance to generally accepted accounting principles, of a positive amount for each fiscal year; or

     (h) any representation or warranty made by the Company in any Loan Documents or otherwise to the Purchaser was untrue or materially misleading when made.

     SECTION 7.2. REMEDIES UPON DEFAULT. Whenever any Event of Default referred to in Section 7.1 hereof shall have occurred and be continuing, any one or more of the following remedial steps may be taken.

     The Issuer may and upon written request of the Purchaser shall:

     (a) declare all amounts due under any of the Loan Documents, at the option of the Purchaser, to be immediately due and payable, and/or

     (b) exercise all other rights, powers and remedies available under each of the Loan Documents and well as all rights and remedies available at law or in equity.

     SECTION 7.3. NO REMEDY EXCLUSIVE. The failure at any time of the Issuer, Trustee or Purchaser to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of the Issuer shall be cumulative and may be pursued singly, successively or together, at the option of the Issuer. The acceptance by the Issuer of any partial payment shall not constitute a waiver or any default or of any of Issuer's rights under this Note. No waiver of any of its rights hereunder and no modification or amendment of this Agreement or the Note shall be deemed to be made by the Issuer unless the same will be in writing, duly signed on behalf of the Purchaser; and each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Purchaser or the obligations of the Company to the Bank or the Issuer in any other respect at any such time.

     SECTION 7.4. PAYMENT OF FEES AND EXPENSES. If the Company shall default under any of the provisions of this Agreement and the Issuer or the Trustee shall employ attorneys or incur other expenses for the collection of the Loan payments or to secure possession, or to resell the Project or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Agreement, the Company will on demand therefor pay the reasonable fees and expenses of the issuer , the Purchaser or the Trustee and their attorneys as they are incurred including all fees of counsel including those incurred for negotiation, trial, appeals of ruling of any lower tribunals, administrative hearings, bankruptcy and creditors' reorganization proceedings.

     SECTION 7.5. EFFECT OF WAIVER. The Trustee, after having first received the prior written approval of the Purchaser, may waive any Event of Default under this Agreement. In the event any agreement contained in this Agement shall be breached and such breach shall thereafter be waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                  ARTICLE VIII
                               PREPAYMENT OF LOAN

     SECTION 8.1. OBLIGATIONS TO ACCELERATE LOAN PAYMENTS. In the event the Company makes provision for payment of all loan payments and any other amounts payable pursuant to the Loan Documents in accordance with Article VIII of the Indenture, following written notification thereof to the Issuer, the Purchaser and the Trustee, the total amount due will be a sum, payable in cash and/or Government Obligations, sufficient, together with interest earned on such Government Obligations and other funds held by the Trustee and available for such purpose, (a) to redeem at the earliest redemption date or dates provided in the Indenture all Bonds then outstanding under the Indenture at a Redemption Price equal to the principal amount thereof, (b) to pay in accordance with the Indenture the interest which will become due on all such Bonds to the date fixed for redemption, and (c) to pay all Administration Expenses accrued and to accrue through the date fixed for redemption. Furthermore, loan payments and amounts due under the Note shall be accelerated prior to the maturity of the Bonds (or prior to making provision for payment thereof in accordance with Article XIV of the Indenture) if the Bonds shall be subject to redemption pursuant to Sections 2.3 or 2.4, as the case may be, of the Indenture. In such case, the total amount due shall be the sums required pursuant to Sections 2.3 or 2.4, as the case may be, of the Indenture, on the dates required by Sections 2.3 or 2.4, as the case may be, of the Indenture.
                                  ARTICLE IX
                                 MISCELLANEOUS

     SECTION 9.1. NOTICES. All notices, certificates, requests or other communications hereunder shall be sufficiently given and shall be deemed given when received by registered or certified mail, return receipt requested (except as otherwise specified herein), postage prepaid; or when received by overnight delivery; or when personally delivered; addressed as follows:

     IF TO THE ISSUER:

          Mississippi Business Finance Corporation
          1306 Walter Sillers Building
          550 High Street
          Jackson, Mississippi 39201
          Post Office Box 849
          Jackson, Mississippi  39205
          Attention:  Executive Director
          Telephone Number:  (601) 359-3047
          Facsimile Number:  (601) 359-2832


     IF TO THE TRUSTEE:

          Union Bank of California, N.A.
          4750 Sansome Street, 12th Floor
          San Francisco, California  94110
          Attention:  Corporate Trust Department
          Telephone Number:  (415) 296-6754
          Facsimile Number:   (415) 296-6757

     IF TO THE COMPANY:

          Simpson Manufacturing Co., Inc.
          4637 Chabot Road, Suite 200
          Post Office Box 10789
          Pleasanton, California  95488
          Attention:  Steve Lamson, Chief Financial Officer
          Telephone Number:  (510) 460-9912
          Facsimile Number:   (510) 847-9114


     IF TO THE PURCHASER:

          Union Bank of California, N.A.
          1800 Harrison Street, Suite 1400
          Oakland, California   94604
          Attention:  Joellen Ademski
          Telephone Number:  (510) 271-1747
          Facsimile Number:   (510) 271-1764

     WITH A COPY TO:

          Union Bank of California, N.A.
          350 California Street - 10th Floor
          San Francisco, California  94120
          Attention:  Lebbeus S. Case, Jr.
          Telephone Number:  (415) 705-7308
          Facsimile Number:  (415) 705-7111

A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Company, the Trustee or the Purchaser shall also be given to the others. The Company, the Issuer, the Trustee or the Purchaser and may, by notice given under Section 9.1, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

     SECTION 9.2. PARTIES INTERESTED. This Agreement shall inure to the benefit of the Purchaser, the Issuer and the Company and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject to the limitation that any obligation or liability of the Issuer created by or arising out of this Agreement shall not be a general debt of the Issuer or the State, but shall be payable by the Issuer solely out of the proceeds derived from this Agreement or from the security interests granted herein.

     No covenant, stipulation, obligation or agreement contained in this Agreement shall be deemed or construed to be a covenant, stipulation, obligation or agreement of any present or future member, agent, employee or official of the Issuer in his individual capacity, and no present or future member, agent, employee or official of the Issuer shall be liable personally, for any breach or non-observance or failure to comply with the above mentioned covenants, stipulations, obligations, or on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the said covenants, stipulations, obligations or agreements, above mentioned. No present or future member, agent, employee or official of the Issuer shall incur any personal liability in acting or proceeding or in not acting or proceeding, in good faith, reasonably, under the provisions of this Agreement. If in or by or as a result of the execution of this Agreement or any other document in connection with this transaction or any other related transaction, the Issuer or any member, agent, employee or official thereof shall become obligated in excess of or contrary to the provisions of the statutory authority granted by the Act, then such excess or contrary obligation shall not be binding on or enforceable against the Issuer or any present or future member, agent, employee or official thereof.

     SECTION 9.3. AMENDMENT TO AGREEMENT. Except as otherwise provided in this Agreement, subsequent to the initial issuance of the Bonds and prior to payment or provision for the payment of such Bonds in full (including interest and premium, if any, thereon), in accordance with the provisions of the Indenture, and payment or provisions for the payment of other obligations incurred by the Issuer to pay the Cost of the Project including interest, premiums and other charges, if any, thereon, and payment or provision for the payment of Administration Expenses, this Agreement may not be amended, changed, modified, altered or terminated without the prior approval of the Purchaser and the Trustee. No amendment, change, modification, or alteration of this Agreement shall be made other than pursuant to a written instrument signed by the Issuer and the Company and of an Opinion of Bond Counsel to the effect that such amendment, change, modification or alteration of this Agreement is authorized or permitted by the provisions of this Agreement.

     SECTION 9.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Agreement.

     SECTION 9.5. SEVERABILITY OF INVALID PROVISIONS. If any clause, provision or section of this Agreement be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof, and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein.
     SECTION 9.6. GOVERNING LAW. This Agreement shall be governed as to validity, construction and performance by the laws of the State.

     SECTION 9.7. TAX EXEMPTIONS AND CREDITS. The Company may take action to secure certain ad valorem tax exemptions (other than school taxes) available under Sections 57-10-439 and/or 27-31-101 of the Mississippi Code of 1972, as amended, and income tax credits under Section 57-10-409 of the Act as well as other provisions of the Mississippi Code of 1972, as amended. The Issuer will assist the Company in securing said tax exemptions and credits.

     SECTION 9.8. NO ORAL ARGUMENT. This written Loan Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written on the cover page hereof.
                               MISSISSIPPI BUSINESS FINANCE CORPORATION
                               BY: /s/B. BARRY
                                   ------------------------------------
                                            EXECUTIVE DIRECTOR

ATTEST:
/s/VERNON SMITH
-----------------------------
SECRETARY

STATE OF MISSISSIPPI
COUNTY OF HINDS

     Personally appeared before me, the undersigned notary public in and for the jurisdiction aforesaid, the within named WILLIAM T. BARRY and VERNON SMITH, to me known, who acknowledged they are the Executive Director and Secretary, respectively, of the MISSISSIPPI BUSINESS FINANCE CORPORATION, a public corporation organized and existing under the laws of the State of Mississippi, and that for and on behalf of said corporation and as its act and deed, they signed and delivered the foregoing LOAN AGREEMENT as of the date therein mentioned with actual execution on the date of this acknowledgment, after having been first duly authorized so to do.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal, this the day of June, 1998.


                               ----------------------------------
                               NOTARY PUBLIC
 MY COMMISSION EXPIRES:


----------------------

[ S E A L ]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written on the cover page hereof.

                               SIMPSON DURA-VENT COMPANY, INC.


                               BY: /s/STEPHEN B. LAMSON
                                   ------------------------------

                               TITLE: C.F.O.
                                      ---------------------------

STATE OF CALIFORNIA
         --------------------
COUNTY OF ALAMEDA
          -------------------

     Personally appeared before me, the undersigned notary public in and for the jurisdiction aforesaid, the within named STEPHEN B. LAMSON, to me known, who acknowledged he is the C.F.O. , of SIMPSON DURA-VENT COMPANY, INC., a corporation organized and existing under the laws of the State of California, and that for and on behalf of said corporation and as its act and deed, he signed and delivered the foregoing LOAN AGREEMENT as of the date therein mentioned with actual execution on the date of this acknowledgment, after having been first duly authorized so to do.

    IN WITNESS WHEREOF, I hereunto set my hand and official seal, this the 26th day of June, 1998.

                               /s/KATHLEEN M. KUWITZKY
                               ----------------------------------
                               NOTARY PUBLIC


MY COMMISSION EXPIRES:

MAY 4, 2001
----------------------

[ S E A L ]

                                  EXHIBIT A
                                     TO
                     LOAN AGREEMENT DATED AS OF MAY 1, 1998
                               BY AND BETWEEN
                    MISSISSIPPI BUSINESS FINANCE CORPORATION
                                     AND
                        SIMPSON DURA-VENT COMPANY, INC.


                            BUILDING DESCRIPTIONS
                            ---------------------

                                  BUILDING
                                  --------

       Construction of a building consisting of approximately _______ sq. ft. and located on the Project Site described in Exhibit B hereto.

                                   EXHIBIT B
                                      TO
                      LOAN AGREEMENT DATED AS OF MAY 1, 1998
                                 BY AND BETWEEN
                    MISSISSIPPI BUSINESS FINANCE CORPORATION
                                     AND
                        SIMPSON DURA-VENT COMPANY, INC.


                                THE PROJECT SITE
                                ----------------

                                 WARRANTY DEED

     IN CONSIDERATION of the sum of Ten ($10.00) Dollars cash in hand paid and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, SIMPSON MANUFACTURING CO., INC., a California corporation, ("Grantor"), does hereby, subject to the terms and conditions hereinafter stated, convey and warrant unto SIMPSON DURA-VENT COMPANY, INC. ("Grantee"), that certain tract or parcel of land lying and being situate in Warren County, State of Mississippi, more particularly described as follows, to-wit:

     A parcel of land lying in the Northwest One-Quarter (NW 1/4) of the Southeast One-Quarter (SE 1/4) and in the Northeast One-Quarter (NE 1/4) of the Southeast One-Quarter (SE 1/4) and in the Southwest One-Quarter (SW 1/4) of the Southeast One-Quarter (SE 1/4) and in the Southeast One-Quarter (SE 1/4) of the Southeast One-Quarter (SE 1/4) of Section 13, Township 16 North, Range 5 East, Warren County, Mississippi, more particularly described as follows, to-wit:

     Beginning at an iron pin marking the intersection of the Southerly line of Road "B" Extended with the Easterly line of Road "C" of the Industrial Complex, Phase I, E.D.A. Project No. 04-01-03490, Contract 3, Site Development, said iron pin being 50 feet from the centerline of Road "C" and 50 feet from the centerline of Road "B", all being measured perpendicular to the centerline of each roadway; said iron pin lying 5,645.65 feet South of and 3,454.40 feet East of an iron rail marking the Northwest corner of the Southwest One-quarter of Section 12, Township 16 North, Range 5 East, Warren County, Mississippi; said iron pin lying South 05 degrees 46 minutes 09 seconds East, 100.11 feet from a recovered iron pin marking the Southwest corner of that tract conveyed by Warren County, Mississippi to McCarty Foods, Inc. by Warranty Deed dated April 17, 1990 and recorded in Deed book 890 at Page 658 of the records of the Chancery Clerk at Vicksburg, Warren County, Mississippi; run thence North 85 degrees 14 minutes 36 seconds East, 30.0 feet along the Southerly line of Road "B" Extended; thence leaving the Southerly line of Road "B" Extended, run South 05 degrees 59 minutes 24 seconds East, 38.15 fee; run thence North 85 degrees 01 minutes 06 seconds East, 38.0 feet; run thence North 05 degrees 59 minutes 24 seconds West, 38.0 feet to the Southerly line of Road "B" Extended; run thence North 85 degrees 14 minutes 36 seconds East, 822.00 feet along the Southerly line of Road "B" Extended; thence leaving the Southerly line of Road "B" Extended, run South 04 degrees 45 minutes 24 seconds East, 1,160.77 feet; run thence South85 degrees 14 minutes 36 seconds West, 870.21 feet to the Easterly line of Road "C"; run thence North 05 degrees 44 minutes 00 seconds West, 1,160.94 feet along the Easterly line of Road "C" to the Point of Beginning, containing 23.420 acres, more or less, a plat of said property being attached hereto in aid of this description.

     The warranty of this conveyance is subject to all of the terms and conditions set forth in that certain Warranty Deed from Warren County, Mississippi and the Warren County Port Commission to Simpson Manufacturing Co., Inc. dated November 6, 1997 and recorded in Book 1124 at Page 1 in the office of the Chancery Clerk of Warren County, Mississippi.

     It is Grantor's intention herein to convey to the Grantee herein all of the property which Grantor acquired by deed from Warren County, Mississippi and the Warren County Port Commission dated November 6, 1997 and recorded in Book 1124 at Page 1 in the office of the Chancery Clerk of Warren County, Mississippi.

     WITNESS the signature of the undersigned on this the 26th day of March
1998.

                                         SIMPSON MANUFACTURING CO., INC.


                                         BY: /s/STEPHEN B. LAMSON
                                             ---------------------------

STATE OF CALIFORNIA
         --------------

COUNTY OF ALAMEDA
          -------------

     PERSONALLY appeared before me the undersigned authority, in and for said County and State, within my jurisdiction, the within named, STEVE LAMSON, who acknowledged that he is C.F.O. of Simpson Manufacturing Co., Inc., a California corporation, and that for and on behalf of said corporation, and as its act and deed, he signed, sealed and delivered the above and foregoing instrument of writing for the purposes mentioned on the day and year therein mentioned, after first having been duly authorized by said corporation so to do.

     GIVEN under my hand and official seal of office this the 26th day of MARCH, 1998.

                                             /s/Kathleen M. Kuwitzky
                                             ---------------------------

MY COMMISSION EXPIRES:

May 4, 2001
----------------------

Grantor:                                     Grantee:

Name:  Simpson Manufacturing                 Name:  Simpson Dura-Vent
       Co., Inc.                                    Company, Inc.
Add:   4637 Chabot Drive, Ste 200            Add:   2185 Haining Road
       P.O. Box 10789                               Vicksburg, MS
       Pleasanton, CA 94588-0789
Bus. Phone:1-800-227-8446                    Bus. Phone: 638-7130

Prepared by:

Ellis, Braddock & Dees, Ltd.
901 Belmont Street
P.O. Drawer 1099
Vicksburg, MS 39181
Telephone:  636-5433
Fax:        638-2938

                                   EXHIBIT C
                                      TO
                      LOAN AGREEMENT DATED AS OF MAY 1, 1998
                                 BY AND BETWEEN
                     MISSISSIPPI BUSINESS FINANCE CORPORATION
                                     AND
                        SIMPSON DURA-VENT COMPANY, INC.


                                   EQUIPMENT
                                   ---------

All items of machinery, equipment (including parts, accessories and attachments thereto), fixtures and other personal property acquired with the proceeds of the Bonds, including all substitutions and replacements of such personal property and fixtures and the proceeds thereof, which are acquired or are to be acquired by the Company with the proceeds of the Loan and the Bonds. A complete detailed list of items of personalty acquired with the proceeds of the Loan and the Bonds is on file in the office of the Trustee in its corporate trust office in San Francisco, California.

                                  EXHIBIT D
                                     TO
                      LOAN AGREEMENT DATED AS OF MAY 1, 1998
                                BY AND BETWEEN
                     MISSISSIPPI BUSINESS FINANCE CORPORATION
                                    AND
                        SIMPSON DURA-VENT COMPANY, INC.


                               PROMISSORY NOTE
                               ---------------
 DATE:  JUNE 30, 1998             $3,000,000 MAXIMUM PRINCIPAL AMOUNT
     FOR VALUE RECEIVED, Simpson Dura-Vent Company, Inc., a corporation organized and existing under and pursuant to the laws of the State of California and qualified to do business in the State of Mississippi (the "Company"), hereby promises to pay to the order of Mississippi Business Finance Corporation (the "Issuer") or its assigns, the principal amount of $3,000,000 together with interest on the unpaid principal balance thereof at the rates set forth in the hereinafter defined Loan Agreement and Indenture until fully and finally paid, and all other amounts payable by the Company under the Loan Agreement (as hereinafter defined). This Note shall bear interest at the prevailing rate of interest on the Bonds (as hereinafter defined) except as otherwise provided hereunder.

     This Note has been executed under and pursuant to a Loan Agreement dated as of May 1, 1998 between the Issuer and the Company (the "Loan Agreement") and will be issued and secured by a Trust Indenture dated as of May 1, 1998 between the Issuer and Union Bank of California, N.A., as Trustee (the "Indenture"), which Loan Agreement and Indenture are incorporated herein in their entirety by reference. This Note is issued to evidence the obligation of the Company under the Loan Agreement to repay the loan made by the Issuer from the proceeds of the Mississippi Business Finance Corporation Taxable Industrial Development Revenue Bonds, Series 1998, (Simpson Dura-Vent Company, Inc. Project) (the "Bonds"), together with interest thereon at the interest rates as set forth in the Loan Agreement, the Indenture and the Bonds, and all other payments of any kind required to be paid by the Company under the Loan Agreement. The Loan Agreement includes provisions for prepayment and acceleration of this Note. In the event that the terms of this Note conflict with the terms of the Loan Agreement, the Indenture and the Bonds, the terms of the Loan Agreement, the Indenture and the Bonds shall control. The proceeds of the Loan (and the Bond) will be funded at such time as the Bond and the Note are executed and delivered.

     As provided in the Loan Agreement and subject to the provisions thereof including, without limitation, Section 4.2(c) thereof, payments hereon are to be made at the principal office of the Trustee as shown in the Loan Agreement in an amount which together with other monies available therefor pursuant to the Loan Agreement, will equal the amount payable as principal of, premium, if any, and interest on the Bonds Outstanding (as defined in the Loan Agreement) on such due date. Each payment of principal and interest on this Note shall constitute an equal and corresponding payment under the Loan Agreement, the Indenture and the Bond.

     The Company shall make principal payments on this Note in the amounts on the dates and at the rates of interest, unless paid prior thereto through redemption, all as set forth in the Loan Agreement and the Indenture and in addition shall make such other payments as are required pursuant to the Loan Agreement, the Indenture and the Bonds. Upon the occurrence of an Event of Default, as defined in the Loan Agreement, the principal of, premium, if any, and interest on this Note may be declared immediately due and payable as provided in the Loan Agreement. Upon any such declaration the Company shall pay all costs, disbursements, expenses and reasonable counsel fees of the Issuer, the Purchaser and the Trustee in seeking to enforce their rights under the Loan Agreement and this Note.

     The Company (a) waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, notice of any renewals or extension of this Note, and (b) agrees that the time for payment of this Note may be extended at the sole discretion of the Issuer without impairing the Company's liability hereon. Any delay on the part of the Issuer in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted with respect to one default shall not operate as a waiver in the event of any subsequent or continuing default.

       This Note shall be governed and construed in accordance with the laws of the State of Mississippi.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed in its name and, if applicable, its corporate seal to be hereunto affixed and attested to by its duly authorized officers all as of the day and year first above written.

                                 SIMPSON DURA-VENT COMPANY, INC.


                               BY: /s/STEPHEN B. LAMSON
                                   ------------------------------
                               TITLE: C.F.O.
                                      ---------------------------

                        ASSIGNMENT OF PROMISSORY NOTE

     FOR VALUE RECEIVED, the Mississippi Business Finance Corporation hereby assigns and transfers, without recourse, to Union Bank of California, N.A., as Trustee, the Promissory Note executed by Simpson Dura-Vent Company, Inc., in favor of Mississippi Business Finance
Corporation in the principal amount of $3,000,000 on this the ____ day of June, 1998.

                               MISSISSIPPI BUSINESS FINANCE CORPORATION

                               BY:
                                   ------------------------------
                                         EXECUTIVE DIRECTOR

ATTEST:


-------------------------
SECRETARY